JOINDER

By executing this Joinder (the “Joinder”), NNN Realty Advisors, Inc., a Delaware corporation (“Joinder Party”) jointly and severally guarantees any deficiency, loss, or damage suffered by Lender associated with or arising out of the payment of any fine, penalty, damages, cost, or expense incurred or payable associated with or arising out of the SEC Investigation. This Joinder is a guaranty of full and complete payment and performance and not of collectibility.

1. Waivers. To the fullest extent permitted by applicable law, each Joinder Party waives all rights and defenses of sureties, guarantors, accommodation parties and/or co-makers and agrees that its obligations under this Joinder shall be primary, absolute and unconditional, and that its obligations under this Joinder shall be unaffected by any of such rights or defenses, including:

(a) the unenforceability of any Loan Document against Borrower and/or any Guarantor or other Joinder Party;

(b) any release or other action or inaction taken by Lender with respect to the Collateral, the Loan, Borrower, any Guarantor and/or other Joinder Party, whether or not the same may impair or destroy any subrogation rights of any Joinder Party, or constitute a legal or equitable discharge of any surety or indemnitor;

(c) the existence of any collateral or other security for the Loan, and any requirement that Lender pursue any of such collateral or other security, or pursue any remedies it may have against Borrower, any Guarantor and/or any other Joinder Party;

(d) any requirement that Lender provide notice to or obtain a Joinder Party’s consent to any modification, increase, extension or other amendment of the Loan, including the guaranteed obligations;

(e) any right of subrogation (until payment in full of the Loan, including the guaranteed obligations, and the expiration of any applicable preference period and statute of limitations for fraudulent conveyance claims);

(f) any defense based on any statute of limitations;

(g) any payment by Borrower to Lender if such payment is held to be a preference or fraudulent conveyance under bankruptcy laws or Lender is otherwise required to refund such payment to Borrower or any other party; and

(h) any voluntary or involuntary bankruptcy, receivership, insolvency, reorganization or similar proceeding affecting Borrower or any of its assets.

2. Agreements. Each Joinder Party further represents, warrants and agrees that:

(a) The obligations under this Joinder are enforceable against each such party and are not subject to any defenses, offsets or counterclaims;

(b) The provisions of this Joinder are for the benefit of Lender and its successors and assigns;

(c) Lender shall have the right to (i) renew, modify, extend or accelerate the Loan, (ii) pursue some or all of its remedies against Borrower, any Guarantor or any Joinder Party, (iii) add, release or substitute any collateral for the Loan or party obligated thereunder, and (iv) release Borrower, any Guarantor or any Joinder Party from liability, all without notice to or consent of any Joinder Party (or other Joinder Party) and without affecting the obligations of any Joinder Party (or other Joinder Party) hereunder;

(d) After the occurrence and during the continuation of an Event of Default, each Joinder Party covenants and agrees to furnish to Lender, within one hundred twenty (120) days after the end of each fiscal year of such Joinder Party, a current (as of the end of such fiscal year) balance sheet of such Joinder Party, in scope and detail satisfactory to Lender, certified by the chief financial representative of such Joinder Party and, if required by Lender, prepared on a review basis and certified by an independent public accountant reasonably satisfactory to Lender;

(e) Each Joinder Party has reviewed the provisions of Article 9 of the Agreement, and hereby makes, for itself, himself, or herself (as applicable), in the place and stead of Borrower, all representations, warranties, covenants and agreements contained in Article 9;

(f) To the maximum extent permitted by law, each Joinder Party hereby knowingly, voluntarily and intentionally waives the right to a trial by jury in respect of any litigation based hereon. This waiver is a material inducement to Lender to enter into the Agreement.

(g) Each Joinder Party hereby irrevocably and unconditionally submits to the jurisdiction of the courts to the state in which the Project is located, and further irrevocably and unconditionally stipulates and agrees that the federal courts in the state where the Project is located or the District Court of such state in and for the county in which the Project is located shall have jurisdiction to hear and finally determine any dispute, claim, controversy or action arising out or connected, directly or indirectly, with this Joinder. Each Joinder Party does hereby irrevocably and unconditionally appoint National Registered Agents, Inc. with an address at 160 Greentree Drive, Suite 101, Dover (Kent County), Delaware 19904, as his/her agent (the “Process Agent”) to receive on behalf of such Joinder Party service of copies of the summons and complaint and any other process or papers which may be served in any action or proceeding arising out of or connected with this Joinder. Nothing in this Joinder shall affect the right of Lender to bring an action or proceeding against any Joinder Party or his/her property in the courts of any other jurisdiction. The foregoing advance consent to the jurisdiction of the above-described courts and the appointment of the Process Agent is a material inducement for Lender to make the Loan to Borrower and accept this Joinder.

This Joinder shall be governed by the laws of the State of Missouri.

Executed as of October 25, 2007.

JOINDER PARTIES:

NNN REALTY ADVISORS, INC.,
a Delaware corporation

By: /s/ Andrea R. Biller

Name: Andrea R. Biller Title: Executive Vice President